Exhibit 10.1

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, UNLESS EITHER REGISTERED UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. IN ADDITION, THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER DESCRIBED HEREIN. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE ISSUERS SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUERS MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS CONTAINED HEREIN.

No. 1	$20,455,000

9.875% Senior Subordinated Note due 2016

GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the “Company”), and GPC CAPITAL CORP. I, a Delaware corporation (together with their respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay to REYNOLDS GROUP HOLDINGS INC., or registered assigns, the principal sum of Twenty Million Four Hundred Fifty-Five Thousand Dollars on December 31, 2016, or, if the transactions contemplated by the Acquisition Agreement (as defined below) are consummated, on October 15, 2014, together with interest thereon and all other amounts payable with respect thereto pursuant to the terms and conditions of this senior subordinated note (this “Note”).

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated: August 24, 2011

1. Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2011. Interest on this Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date hereof until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by this Note, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuers shall pay interest on this Note (except defaulted interest) to Reynolds Group Holdings Inc. (together with its successors and registered assigns, the “Holder”) or such other Person who is a registered assign of the initial Holder at the close of business on April 1 or October 1 next preceding the relevant interest payment date even if this Note is cancelled after the Record Date and on or before such interest payment date (whether or not a Business Day). To the extent required by the Issuers, the Holder must surrender this Note to the Company to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Issuers will make all payments in respect of this Note (including principal, premium, if any, and interest) by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States specified in a written notice to the Company designating such account no later than the Record Date immediately preceding the relevant due date for payment (or such other date as the Issuers may accept in their discretion); provided that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of the Holder.

3. Indenture

The Issuers are parties to an Indenture dated as of October 7, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”), among the Issuers, the guarantors referred to therein and The Bank of New York, as trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture, and the Holder is referred to the Indenture for a statement of such terms.

The proceeds of the issuance of this Note will be used solely to effect the redemption and refinancing of the senior subordinated notes that were issued pursuant to the Indenture (the “Existing Notes”) that are actually tendered for redemption pursuant to the Issuers’ tender offer that expired on August 19, 2011.

4. Redemption and Repurchase

(a) Mandatory Redemption. If the Existing Notes at any time outstanding under the Indenture are redeemed or repurchased in whole or in part by the Issuers in accordance with the terms of Section 3.01 or Section 4.06 of the Indenture, then, to the extent permitted by the terms of the Indenture and other documentation governing any indebtedness of the Issuers that is then outstanding, the Issuers shall redeem this Note, in whole or in part, on a pro rata basis. If the transactions contemplated by the Agreement and Plan of Merger dated as of June 17, 2011 between Reynolds Group Holdings Limited, Bucephalas Acquisition Corp. and Graham Packaging Company Inc. (as amended, supplemented or otherwise modified, the “Acquisition Agreement”) are consummated, then notwithstanding anything herein to the contrary, the maturity date of this Note shall automatically be October 15, 2014.

(b) Voluntary Redemption. This Note may be redeemed, in whole or in part, at any time, at the option of the Issuers upon not less than 10 nor more than 60 days’ prior notice to the Holder, at a redemption price equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest to the applicable redemption date (subject to the right of the Holder of record on the Record Date to receive interest due on the relevant interest payment date).

(c) Method and Effect of Redemption. Notice of redemption must be sent by the Issuers to the Holder at least 10 but not more than 60 days before the redemption date. The notice of redemption will identify the principal amount of this Note to be redeemed and will include or state the following:

(i) the redemption date;

(ii) the redemption price including the portion thereof representing any accrued interest;

(iii) whether this Note must be surrendered to the Company in order to collect the redemption price and any accrued interest and if so, the addresses of the Company where this Note is to be surrendered;

(v) on the redemption date the redemption price will become due and payable on the portion of this Note called for redemption and interest on the portion of this Note called for redemption will cease to accrue on and after the redemption date;

(vi) if less than all the outstanding principal amount of this Note is to be redeemed, the aggregate principal amount of this Note to be redeemed, and the aggregate principal amount of this Note to be outstanding after such partial redemption; and

(vii) if this Note is to be redeemed in part, on and after the redemption date, upon surrender of such Note, a new note equal in principal amount to the unredeemed portion hereof will be issued.

Once notice of redemption pursuant to this Section 4(c) is given to the Holder, this Note becomes due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Company (to the extent surrender shall be required pursuant to such notice of redemption), the Issuers shall redeem this Note at the stated redemption price. Commencing on the redemption date, the portion of this Note to be redeemed will cease to accrue interest; provided, however, that if the redemption date is after a regular Record Date and on or prior to an interest payment date, the accrued interest shall be payable to the Holder of this Note registered on the relevant Record Date. In connection with a partial redemption of this Note, upon surrender of this Note in connection with a partial redemption (to the extent surrender shall be required pursuant to such notice of redemption), the Holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered Note.

(d) Payment of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall pay to the Holder money sufficient to pay the redemption price of and accrued interest on this Note or portion thereof to be redeemed on that date (other than any portion of this Note previously called for redemption and that has been cancelled). On and after the redemption date, interest shall cease to accrue on this Note or portion thereof called for redemption so long as the Issuers have transferred to the Holder funds sufficient to pay the principal of, plus accrued and unpaid interest on, the portion of this Note to be redeemed.

5. Sinking Fund

This Note is not subject to any sinking fund.

6. Certain Covenants

(a) Payments. The Issuers agree to pay the principal of and interest on this Note on the dates and in the manner provided herein. Not later than 10:00 a.m. (New York City time) on the due date of any principal of or interest on this Note, or any redemption or purchase price of this Note, the Issuers will pay to the Holder a sum of money sufficient to pay such amounts. An installment of principal or interest on this Note will be considered paid on the due date only if paid to the Holder. The Issuers shall pay interest on overdue principal at the rate specified therefor in this Note, and they shall pay interest on overdue installments of interest at the same rate borne by this Note to the extent lawful.

(b) Reports and Other Information. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall (x) file with the SEC and (y) provide the Holder with copies thereof, unless such documents are available on the SEC’s website, without cost to the Holder, the following information:

(i) within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), and

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC) commencing with the fiscal quarter ending September 30, 2011, reports on Form 10-Q (or any successor or comparable form);

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to prospective purchasers of this Note, in addition to providing such information to the Holder, in each case within 15 days after the time the Issuers would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

So long as:

(i) the Parent Guarantor is a Guarantor (there being no obligation of the Parent Guarantor to do so) and holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company (and performs the related incidental activities associated with such ownership),

(ii) the Parent Guarantor complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), and

(iii) the rules and regulations of the SEC permit the Company and the Parent Guarantor to report at the Parent Guarantor’s level on a consolidated basis,

the reports, information and other documents required to be filed and furnished to the Holder pursuant to this Section 6(b) may, at the option of the Company, be filed by and be those of the Parent Guarantor rather than the Company.

The Company shall also furnish to the Holder and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(d)(4) under the Securities Act.

(c) Change of Control. (i)Upon a Change of Control, the Holder will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of this Note pursuant to a Change of Control Offer (as defined below) in accordance with the terms contemplated in this Section 6(c). In the Change of Control Offer, the Issuers shall offer to Purchase such portion of this Note at a purchase price in cash equal to 101% of the aggregate principal amount of this Note being repurchased plus accrued and unpaid interest on the amount of this Note being repurchased, to the date of purchase (subject to the right of Holder of record on the relevant Record Date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). Prior to complying with any of the terms of this Section 6(c) but in any event within 90 days following a Change of Control, to the extent required to permit the Issuers to comply with this Section 6(c), the Issuers shall either (i) repay all outstanding Senior Debt or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt.

To the extent required by any Senior Debt, the Issuers shall first comply with the covenant in the first paragraph of Section 6(c)(i) of this Note before they shall be required to either repurchase this Note or send the notice provision pursuant to 6(c)(ii). Failure to comply with Section 6(c)(i) of this Note and any failure to send the notice pursuant to 6(c)(ii) as a result of the prohibition in Section 6(c)(i) of this Note may (with notice and lapse of time) constitute an Event of Default described in Section 11(a)(iii) of this Note, but shall not constitute an Event of Default described in Section 11(a)(i) of this Note.

(ii) Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem this Note in accordance with Section 4 of this Note, the Issuers shall mail a notice (a “Change of Control Offer”) to the Holder stating:

(1) that a Change of Control has occurred and that the Holder has the right to require the Issuers to purchase all or a portion of the Holder’s Note at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase;

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the purchase date (the “Change of Control Purchase Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) and the instructions determined by the Issuers consistent with this Section, that the Holder must follow in order to have its Note purchased.

(iii) If the Holder elects to have all or any part of this Note purchased, it shall be required to surrender this Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. The Holder shall be entitled to withdraw its election if the Issuers receive not later than one Business Day prior to the Change of Control Purchase Date a notice setting forth the principal amount of this Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his or her election with respect to some or all of the specified principal amount to have this Note purchased. If this Note is purchased only in part, a new note shall be issued equal in principal amount to the unpurchased portion of this Note surrendered.

(iv) On the Change of Control Purchase Date, the Issuers shall accept for payment this Note or portion of this Note properly tendered pursuant to the Change of Control Offer. The amount of this Note purchased by the Issuers under this Section shall be delivered to the Company on the Change of Control Purchase Date for cancellation, and the Issuers shall pay the Change of Control Payment to the Holder. The Issuers will promptly execute and deliver to the Holder a new Note equal in principal amount to any unpurchased portion of this Note surrendered, if any.

(v) Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 6(c)(ii) of this Note applicable to a Change of Control Offer made by the Issuers and purchases the full amount of this Note validly tendered and not withdrawn under such Change of Control Offer.

(vi) The Issuers shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of this Note pursuant to this Section to the extent those laws and regulations are applicable in connection with the repurchase of this Note as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

(d) Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under the Existing Notes or the related guarantees on any asset or property of the Company or any Restricted Subsidiary that is a Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless this Note or the applicable guarantee of this Note by such Guarantor (each, a “Guarantee” and, collectively, the “Guarantees”) are equally and ratably secured.

(e) Consolidation, Merger or Sale of Assets

(i) Consolidation, Merger or Sale of Assets of the Company. (a) The Company may not, directly or indirectly (x) consolidate or merge with or into or wind up into another Person (whether or not the Company is the surviving corporation) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless, in each case:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a partnership, limited liability company or corporation organized or existing under the laws of the jurisdiction of organization of the Company or the United States, any state of the United States, the District of Columbia or any territory thereof (the Company or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(2) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the this Note pursuant to an agreement reasonably satisfactory to the Holder;

(3) immediately after such transaction no Default or Event of Default exists;

(4) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

(A) the Successor Company (if other than the Company), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) of the Indenture determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period; or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under this Note; and

(6) if requested by the Holder, the Company shall have delivered to the Holder an Officers’ Certificate stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Note.

The Company shall give the Holder reasonable prior notice of any such transaction. The Successor Company shall succeed to, and be substituted for, the Company under this Note. Notwithstanding the foregoing clauses (3) and (4) of this Section 6(e)(i), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of incorporating or reincorporating the Company in a (or another) state of the United States, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(ii) Consolidation, Merger or Sale of Assets by a Guarantor. Subject to the provisions of Section 14(m) (which govern the release of a Guarantor upon the sale, transfer or disposition of a Restricted Subsidiary of the Company that is a Guarantor), no Guarantor (other than the Parent Guarantor) shall, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person:

(1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a partnership, limited liability company or corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(2) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Note pursuant to documents or instruments in form reasonably satisfactory to the Holder;

(3) immediately after such transaction no Default or Event of Default shall exist; and

(4) if requested by the Holder, the Company shall have delivered to the Holder an Officers’ Certificate stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Note.

The Company shall give the Holder reasonable prior notice of any such transaction. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Note.

Notwithstanding the foregoing, (x) a Guarantor may merge with an Affiliate incorporated solely for the purpose of incorporating or reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (y) any Guarantor may merge into or transfer all or part of its properties and assets to the Company or another Guarantor.

Notwithstanding anything to the contrary herein, except as expressly permitted under this Note, no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

7. Subordination

(a) Agreement to Subordinate. This Note is a senior subordinated unsecured obligation of the Issuers. This Note is subordinated to Senior Debt, as defined in the Indenture. To the extent provided herein, Senior Debt must be paid before this Note and the Guarantees hereunder may be paid. Each of the Issuers agree, and the Holder by accepting this Note agrees, that the Indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full of all existing and future Senior Debt of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.

(b) Liquidation, Dissolution, Bankruptcy. The payment of principal and interest, on this Note will be subordinated to the prior payment in full of all Senior Debt of the Issuers, including Senior Debt incurred after the date of this Note. Payments by the Issuers of principal, interest and other amounts on, or with respect to, this Note (including without limitation payments to purchase, redeem or retire same) are referred to herein as “Subordinated Note Payments.” Upon any payment or distribution of the assets of an Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of an Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the holders of Notes will be entitled to receive any Subordinated Note Payments (other than Permitted Junior Securities) with respect to this Note, in the event of any distribution to creditors of the Issuers:

(i) in a liquidation or dissolution of an Issuer;

(ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to an Issuer or its property;

(iii) in an assignment for the benefit of creditors; or

(iv) in any marshaling of an Issuer’s assets and liabilities.

(c) Default on Senior Debt. (i)The Issuers shall not make any Subordinated Note Payments in respect of this Note if:

(1) a payment default on Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee under the Indenture receives a notice of such default (a “Payment Blockage Notice”) from the holders of any Designated Senior Debt or their Representatives. The Company shall promptly notify the Holder of the occurrence of a payment default on Senior Debt and of the Trustee under the Indenture’s receipt of a Payment Blockage Notice; provided that the failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

(ii) Subordinated Note Payments may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earliest of (i) the date on which such nonpayment default is cured or waived (so long as no other event of default exists), (ii) 179 days after the date on which the Payment Blockage Notice is received or (iii) the date on which Trustee under the Indenture receives notice from a Representative for the respective issue of Designated Senior Debt rescinding such Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

(iii) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee under the Indenture will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

(iv) If the Holder receives a Subordinated Note Payment when the payment is prohibited by these subordination provisions, the Holder will hold such Subordinated Note Payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Holder will deliver the Subordinated Note Payment in trust to the holders of Senior Debt or their proper Representative.

(v) The Company shall promptly notify holders of Senior Debt if payment of this Note is accelerated because of an Event of Default; provided that the failure to give notice shall have no effect whatsoever on the subordination provisions described herein.

(d) Acceleration of Payment of Notes. If payment of this Note is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Debt of the Issuers (or their Representative) of the acceleration.

(e) When Distribution Must Be Paid Over. If a distribution is made to the Holder that because of this Section 7 should not have been made to it, the Holder shall hold it in trust for holders of Senior Debt of the Issuers and pay it over to them as their interests may appear.

(f) Subrogation. After all Senior Debt of the Issuers is paid in full and until this Note is paid in full in cash, the Holder shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of the Issuers. A distribution made under this Section 7 to holders of such Senior Debt which otherwise would have been made to the Holder is not, as between the Issuers and the Holder, a payment by the Issuers on such Senior Debt.

(g) Relative Rights. This Section 7 defines the relative rights of the Holder and holders of Senior Debt of the Issuers. Nothing in this Note shall:

(i) impair, as between the Issuers and the Holder, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms; or

(ii) prevent the Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Issuers to receive distributions otherwise payable to the Holders.

(h) Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Debt of the Issuers to enforce the subordination of the Indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Issuers or by their failure to comply with this Note.

(i) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuers, the distribution may be made and the notice given to their Representative (if any).

(j) Section 7 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to this Note by reason of any provision in this Section 7 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 7 shall have any effect on the right of the Holder to accelerate the maturity of this Note.

(k) Reliance by Holders of Senior Debt on Subordination Provisions. The Holder by accepting this Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuers, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Issuers may, at any time and from time to time, without the consent of the

Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Section 7 or the obligations hereunder of the Holder to the holders of the Senior Debt of the Issuers, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Issuers, or otherwise amend or supplement in any manner Senior Debt of the Issuers, or any instrument evidencing the same or any agreement under which Senior Debt of the Issuers is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Issuers; (iii) release any Person liable in any manner for the payment or collection of Senior Debt of the Issuers; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.

8. Denominations; Transfer; Exchange

This Note is in registered form, without coupons, in a single denomination of $20,455,000. The Holder may transfer this Note in whole and not in part. The Holder may exchange this Note in whole and not in part, except for an exchange in connection with a partial redemption of this Note made in accordance with the terms hereof. The Holder shall register the transfer of or exchange of this Note by providing written notice to the Company of such transfer or exchange. Upon any registration of transfer or exchange, the Company may require the Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company need not register the transfer of or exchange this Note if selected for redemption (except if redeemed in part, the portion of this Note not to be redeemed) or to transfer or exchange this Note for a period of 15 days prior to a selection of this Note for redemption.

9. Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10. Amendment, Waiver

This Note may be amended, supplemented or otherwise modified, or any Default or Event of Default hereunder may be waived, only with the consent of the Holder. Notwithstanding the foregoing, without the consent of the Holder, the Issuers may amend or supplement this Note to cure any ambiguity, defect or inconsistency.

11. Defaults and Remedies

(a) Events of Default. An “Event of Default” occurs if:

(i) the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal on this Note, whether or not prohibited by Section 7 of this Note;

(ii) the Issuers default in the payment when due of interest, on or with respect to this Note and such default continues for a period of 30 days, whether or not such payment shall be prohibited by Section 7 of this Note;

(iii) an Issuer or a Guarantor defaults in the performance of, or breaches any covenant, warranty or other agreement contained in this Note (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) above) and such default or breach continues for a period of 60 days after notice from the Holder;

(iv) an “Event of Default” occurs under the Indenture and such “Event of Default” either (x) results from the failure to pay the Existing Notes in full at their stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of the Existing Notes in full at their stated final maturity and results in the holder or holders of the Existing Notes (or the trustee under the Indenture on their behalf) causing the Existing Notes to become, or the Existing Notes otherwise becoming, due prior to their stated maturity;

(v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(4) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(3) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(4) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(vii) any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. As used in this Note: the term “Default” means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default; the term “Bankruptcy Law” means Title 11, United States Code, as amended, or any similar Federal or state law for the relief of debtors; and the term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies; Acceleration. If an Event of Default (other than an Event of Default specified in Section 11(a)(v) and (a)(vi) with respect to the Company) shall occur and be continuing, the Holder may declare the principal of and accrued interest on this Note to be due and payable by notice in writing to the Company specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall (i) become immediately due and payable or (ii) if there are any amounts outstanding under a Credit Agreement, become immediately due and payable upon the first to occur of an acceleration under a Credit Agreement or 5 business days after the receipt by the Company and the Representative under a Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, if an Event of Default specified in Section 11(a)(v) and (a)(vi) with respect to the Company occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on the outstanding Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note. The Holder may rescind an acceleration and its consequences in its sole discretion.

No such rescission shall affect any subsequent Default under this Note or impair any right consequent thereto. The Holder may waive any existing Default or Event of Default under this Note, and its consequences. In the event of any Event of Default specified in Section 11(a)(iv), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Holder, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Holder stating that (x) the Existing Notes have been discharged or (y) the holder or holders of the Existing Notes have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of this Note as described above be annulled, waived or rescinded upon the happening of any such events. When a Default is waived, it is deemed cured and the Issuers and the Holder will be restored to their former positions and rights under this Note, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

If an Event of Default occurs and is continuing, the Holder may pursue any available remedy at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note.

A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

12. No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuers or of any Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Guarantors under this Note or the Guarantees or for any claim based on, in respect of, or by any reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability.

13. Governing Law and Miscellaneous

(a) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i) if to any Issuer or Guarantor, to it at 2401 Pleasant Valley Road, York, Pennsylvania, 17402, Attention of the Chief Financial Officer (Telecopy No. (717) 849-8541), Email: bill.hennessey@grahampackaging.com; and

(ii) if to the Holder, to it at Reynolds Group Holdings Limited, Level 9 148 Quay Street, Auckland, New Zealand, Attention of Helen Golding (Fax No. +64 9366-6263), Email: helen.golding@rankgroup.co.nz.

All notices and other communications given to any party hereto in accordance with the provisions of this Note shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by electronic mail or telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 13(b) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 13(b).

(c) Jurisdiction; Venue; Service of Process.

(i) Jurisdiction. Each of the Issuers and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the general jurisdiction of the New York State courts, sitting in the Borough of Manhattan, the City of New York, or the federal courts of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note against the Issuers or any Guarantor or their properties in the courts of any jurisdiction.

(ii) Venue. Each of the Issuers and the Guarantors hereby irrevocably and unconditionally waives, and agrees not to plea or claim, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii) Service of Process. Each of the Issuers and the Guarantors hereby irrevocably and unconditionally appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of each of the Issuers and any Guarantor and its property of all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Issuers or any Guarantor, as the case may be, in care of the Process Agent at the address specified above for the Process Agent, and each of the Issuers and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Issuers or any Guarantor, as applicable, or failure of the Issuers or any Guarantor, as applicable, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent, the Issuers or any Guarantor, or of any judgment based thereon. Each of the Issuers and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each of the Issuers and the Guarantors further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(d) Successors. All agreements of the Issuers and the Guarantors in this Note shall bind their successors. All agreements of the Holder in this Note shall bind its successors and assigns.

(e) Counterparts. This Note may be executed in two or more counterparts, but all of which when taken together shall constitute but one original.

(f) Note Controls. If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of this Note shall control.

(g) Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

14. Guarantees

(a) The obligations of the Issuers pursuant to this Note, including any repurchase obligation resulting from a Change of Control, are hereby unconditionally guaranteed, jointly and severally, on an unsecured, subordinated basis, by the Parent Guarantor and each Subsidiary (other than a Foreign Subsidiary) of the Company that guarantees the Company’s obligations under the Indenture (each, a “Subsidiary Guarantor” and, collectively with the Parent Guarantor, together with their respective successors and permitted assigns, the “Guarantors”). Notwithstanding the foregoing, if at any time any Subsidiary (other than a Foreign Subsidiary) that is not a guarantor under the Indenture shall become a guarantor under the Indenture pursuant to the terms thereof, then the Company shall within 20 days cause such Subsidiary to become a Subsidiary Guarantor under this Note.

(b) Upon the occurrence of the guarantee by any Restricted Subsidiary of the obligations of the Company under the Indenture that is, pursuant to Section 14(a), required thereby to provide a Guarantee of this Note, the Company will cause each such Restricted Subsidiary to either execute this Note or a guarantee supplement substantially in the form of Exhibit A hereto (and with such documentation relating thereto as the Holder may reasonably require), pursuant to which such Subsidiary will become a Guarantor; provided, however, that the guarantee provided by any Guarantor in respect of the Indenture shall be (i) pari passu with its Guarantee under this Note and (ii) subordinated to its guarantee with respect to any Credit Agreement pursuant to subordination provisions substantially as contained in Section 15 hereof.

(c) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Holder (including its successors and assigns) (i) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Note, whether for payment of principal of, premium, if any, or interest on in respect of this Note and all other monetary obligations of the Issuers under this Note and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Note (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Section 14 notwithstanding any extension or renewal of any Guaranteed Obligation.

(d) To the extent permitted by applicable law, each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under this Note or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Note or any other agreement or otherwise; (ii) any extension or renewal of this Note or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Note or any other agreement; (iv) the release of any security held by the Holder for the Guaranteed Obligations or any Guarantor; (v) the failure of the Holder to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 6(e).

(e) To the extent permitted by applicable law, each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, if applicable, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(f) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guaranteed Obligations.

(g) The Guarantee of each Guarantor is, to the extent and in the manner set forth in Section 15, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the relevant Guarantor and is made subject to such provisions of this Note.

(h) Except as expressly set forth in Sections 14(m) and 14(r), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Holder to assert any claim or demand or to enforce any remedy under this Note or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(i) In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holder and the

(j) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Section 15. Each Guarantor further agrees that, as between it and the Holder, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 11 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 11, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 14.

(k) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Holder in enforcing any rights under this Section 14.

(l) Upon request of the Holder, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note.

(m) Limitation on Liability. Any term or provision of this Note to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount (after giving effect to all guarantees by it of Senior Debt) that can be hereby guaranteed without rendering this Note or the Guarantees, as they relate to such Guarantor, subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or other comparable provision of applicable law. A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Guaranteed Obligations under this Section 14 if:

(i) in the case of Guarantor that is a Restricted Subsidiary:

(1) all its assets or Capital Stock is sold or transferred in accordance with the terms of the Indenture;

(2) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all its assets to, another Person in compliance with Section 6(e) hereof; or

(3) such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture;

(ii) such Guarantor has delivered to the Holder a certificate of a Responsible Officer, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) such Guarantor is released from its guarantee (if any) of the Indenture.

(n) Successors and Assigns. This Section 14 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holder and, in the event of any transfer or assignment of rights by the Holder, the rights and privileges conferred upon that party in this Note shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Note

(o) Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 14(c), each Subsidiary and other Person which is required to become a Guarantor pursuant to this Section 14 on the date of this Note hereby agrees that this Note shall be executed on behalf of such Guarantor by an Officer. If an Officer whose signature is on this Note no longer holds that office at the time the Issuers execute any new note in accordance with the terms hereof, the Guarantee shall be valid nevertheless. The delivery of any new note by the Issuers, after the execution and delivery of this Note, shall constitute due delivery of the Guarantee set forth in this Note on behalf of the Guarantors.

(p) No Waiver. Neither a failure nor a delay on the part of the Holder in exercising any right, power or privilege under this Section 14 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holder herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Section 14 at law, in equity, by statute or otherwise.

(q) Modification. No modification, amendment or waiver of any provision of this Section 14, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(r) Execution of Guarantee for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to this Section 14 after the date of this Note shall promptly execute and deliver to the Holder a guarantee supplement substantially in the form attached as Exhibit A hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Section 14 and shall guarantee the Guaranteed Obligations. Any such guarantee supplement shall be executed by an Officer of such Guarantor. Concurrently with the execution and delivery of such guarantee supplement, the Company shall deliver to the Holder an Officers’ Certificate to the effect that such guarantee supplement has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Holder may reasonably request.

(s) Non-impairment. The failure to endorse a notation of Guarantee on any Note shall not affect or impair the validity thereof.

15. Subordination of Guarantees

(a) Agreement to Subordinate. This Note and the Guarantees contained herein are senior subordinated unsecured obligation of the Issuers and the Guarantors. This Note is subordinated to Senior Debt, as defined in the Indenture. To the extent provided herein, Senior Debt must be paid before this Note and the Guarantees hereunder may be paid. Each of the Guarantors agrees, and the Holder by accepting this Note agrees, that the obligations of a Guarantor hereunder and under any Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Section 15, to the prior payment in full of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt of such Guarantor. The obligations hereunder with respect to a Guarantor shall in all respects rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Senior Debt of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein.

(b) Liquidation, Dissolution, Bankruptcy. The payment of principal and interest, on this Note (whether directly or pursuant to any Guarantee) will be subordinated to the prior payment in full of all Senior Debt of the Guarantors, including Senior Debt incurred after the date of this Note. Payments by any Guarantor of principal, interest and other amounts on, or with respect to, this Note (including without limitation payments to purchase, redeem or retire same) are referred to herein as “Subordinated Guarantee Payments.” Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, holders of Senior Debt of such Guarantor will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the holders of Notes will be entitled to receive any Subordinated Guarantee Payments (other than Permitted Junior Securities) from such Guarantor, in the event of any distribution to creditors of the Guarantors:

(i) in a liquidation or dissolution of a Guarantor;

(ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to a Guarantor or its property;

(iii) in an assignment for the benefit of creditors; or

(iv) in any marshaling of a Guarantor’s assets and liabilities.

(c) Default on Senior Debt. (i) The Guarantors may not make any Subordinated Guarantee Payments if:

(1) a payment default on Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee under the Indenture receives a Payment Blockage Notice as set forth in Section 7(c).

(ii) Subordinated Guarantee Payments may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earliest of (i) the date on which such nonpayment default is cured or waived (so long as no other event of default exists), (ii) 179 days after the date on which the Payment Blockage Notice is received or (iii) the date on which Trustee under the Indenture receives notice from a Representative for the respective issue of Designated Senior Debt rescinding such Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

(iii) If the Holder receives a Subordinated Guarantee Payment when the payment is prohibited by these subordination provisions the Holder will hold such Subordinated Guarantee Payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Holder will deliver the Subordinated Guarantee Payment in trust to the holders of Senior Debt or their proper Representative.

(d) When Distribution Must Be Paid Over. If a distribution is made to the Holder that because of this Section 15 should not have been made to it, the Holder shall hold it in trust for holders of Senior Debt of the Guarantors and pay it over to them as their interests may appear.

(e) Subrogation. After all Senior Debt of the Guarantors is paid in full and until this Note is paid in full in cash, the Holder shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of the Guarantors. A distribution made under this Section 15 to holders of such Senior Debt which otherwise would have been made to the Holder is not, as between the Guarantors and the Holder, a payment by the Guarantors on such Senior Debt.

(f) Relative Rights. This Section 15 defines the relative rights of the Holder and holders of Senior Debt of the Guarantors. Nothing in this Note shall:

(i) impair, as between the Guarantors and the Holder, the obligation of the Guarantors, which is absolute and unconditional, to pay amounts guaranteed in accordance with the terms of its Guarantee; or

(ii) prevent the Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Guarantors to receive distributions otherwise payable to the Holder.

(g) Subordination May Not Be Impaired by Guarantors. No right of any holder of Senior Debt of the Guarantors to enforce the subordination of the Indebtedness evidenced by this Note or pursuant to the Guarantee shall be impaired by any act or failure to act by the Guarantors or by their failure to comply with this Note.

(h) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Guarantors, the distribution may be made and the notice given to their Representative (if any).

(i) Section 15 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to this Note or any Guarantee by reason of any provision in this Section 15 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 15 shall have any effect on the right of the Holder to accelerate the maturity of this Note.

(j) Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions. The Holder by accepting this Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Guarantors, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Guarantors may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Section 15 or the obligations hereunder of the Holder to the holders of the Senior Debt of the Guarantors, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Guarantors, or otherwise amend or supplement in any manner Senior Debt of the Guarantors, or any instrument evidencing the same or any agreement under which Senior Debt of the Guarantors is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Guarantors; (iii) release any Person liable in any manner for the payment or collection of Senior Debt of the Guarantors; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

IN WITNESS WHEREOF, the parties have caused this Note to be duly executed.

GRAHAM PACKAGING COMPANY, L.P., as Issuer

By: GPC OPCO GP LLC

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

GPC CAPITAL CORP. I, as Issuer

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING HOLDINGS COMPANY, as Guarantor

By: BCP/Graham Holdings L.L.C., its general partner

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Assistant Treasurer

GPC SUB GP LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GPACSUB LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Secretary

GRAHAM PACKAGING LATIN AMERICA, LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING POLAND, L.P., as Guarantor

By: GPACSUB LLC, its general partner

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer and Secretary

GRAHAM RECYCLING COMPANY, L.P., as Guarantor

By: GPC Sub GP LLC, its general partner

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

GRAHAM PACKAGING FRANCE PARTNERS, as Guarantor

By: Graham Packaging Company, L.P., its partner

By: GPC Opco GP LLC, its general partner

		By:	/s/ David W. Bullock
		Name:	David W. Bullock
		Title:	Chief Financial Officer

GRAHAM PACKAGING WEST JORDAN, LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Secretary

GRAHAM PACKAGING ACQUISITION CORPORATION, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING PLASTIC PRODUCTS INC., as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING PET TECHNOLOGIES, INC., as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING REGIOPLAST STS INC., as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer, Secretary and Director

GRAHAM PACKAGING INTERNATIONAL PLASTIC PRODUCTS INC., as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING LEASING USA LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING COMERC USA LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING CONTROLLERS USA LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING TECHNOLOGICAL SPECIALTIES LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING MINISTER LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Secretary

GRAHAM PACKAGING GP ACQUISITION LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING LP ACQUISITION LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING LC, L.P., as Guarantor

By: Graham Packaging GP Acquisition LLC, its general partner

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

GRAHAM PACKAGING PX HOLDING CORPORATION, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer and Director

GRAHAM PACKAGING PX LLC, as Guarantor

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING PX COMPANY, as Guarantor

By: Graham Packaging PX LLC, its general partner

	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

Acknowledged and agreed,

REYNOLDS GROUP HOLDINGS INC., as Holder

By:	/s/ Helen Dorothy Golding
Name:	Helen Dorothy Golding
Title:	Secretary

EXHIBIT A

FORM OF GUARANTEE SUPPLEMENT

For value received, the undersigned Guarantor (as defined in the Note referred to below) hereby, jointly and severally with the other Guarantors, unconditionally guarantees, to the extent set forth in, and subject to the provisions of, the 9.875% Senior Subordinated Note due 2016 dated August 24, 2011 (the “Note”) made by Graham Packaging Company, L.P. and GPC Capital Corp. I, as issuers (the “Issuers”) and the Guarantors listed on the signature pages thereto to the payee referred to therein (together with its successors and registered assigns, the “Holder”), (a) the due and punctual payment of the principal of and interest on the Note, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holder all in accordance with the terms of the Note and (b) in case of any extension of time of payment or renewal of the Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holder of the Note pursuant to the Guarantees (as defined in the Note) and the Note are expressly set forth in Section 14 of the Note and reference is hereby made to the Note for the precise terms of the Guarantee. The Holder of the Note, by accepting the same, agrees to and shall be bound by such provisions, including the subordination of the Guarantees as provided in Section 15 of the Note.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee Supplement to be duly executed this      day of                     , 20    .

[ ], as Guarantor

By:
Name:
Title: